Exhibit 10.22

Final Version

CWGS ENTERPRISES, LLC

EQUITY INCENTIVE PLAN

1.                                      Purpose; Eligibility.

1.1                               General. The name of this plan is the CWGS Enterprises, LLC Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable CWGS Enterprises, LLC, a Delaware limited liability company (the “Company”), and any Subsidiary (capitalized terms used herein and not otherwise defined herein are defined in Section 2 hereof) of the Company, to attract and retain the types of Employees and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees and Directors with those of the members of the Company; and (c) promote the success of the Company’s business. This Plan is the Equity Incentive Plan as contemplated by and defined in the Company’s Limited Liability Company Agreement dated as of March 2, 2011, as from time to time amended, modified or supplemented (the “LLC Agreement”).

1.2                               Eligible Award Recipients. The persons eligible to receive Awards are the Employees and the Directors.

1.3                               Available Awards. The Awards that may be granted under the Plan are Profits Units as contemplated by and defined in the LLC Agreement. Except to the extent expressly set forth herein, the Plan, all Awards and all Profits Units are subject to the terms and limitations of the LLC Agreement.

1.4                               Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the LLC Agreement. The following terms used herein have the following meanings:

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate or limited liability company law, United States federal and state securities laws, and the Code.

“Award” means the issuance of a specified number of Profits Units under and in accordance with the Plan evidencing the terms and conditions of an individual award of Profits Units granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company designated by the Members pursuant to the terms of the LLC Agreement, as constituted at any time.

“Cause” means any of the following: (A) Grantee’s gross negligence or willful misconduct, or willful failure to substantially perform Grantee’s duties to the Company or any of its Subsidiaries (other than due to physical or mental illness or incapacity), (B) Grantee’s conviction of, or plea of guilty or nolo contendere to, or confession to, (1) a misdemeanor involving moral turpitude or (2) a felony (or the equivalent of a misdemeanor or felony in a jurisdiction other than the United States), (C) Grantee’s willful breach of a material provision of the Plan or the Award, or any other agreement between Grantee and the Company or its Subsidiaries, (D) Grantee’s willful violation of the Company’s or any of its Subsidiaries’ written policies that the Board determines is detrimental to the best interests of the Company or any of its Subsidiaries; (E) Grantee’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or any of its Subsidiaries; or (F) Grantee’s use of alcohol or drugs that interferes with the performance of Grantee’s duties to the Company; provided, however, that Grantee shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clauses (A), (C), (D) or (F) hereof, to the extent curable.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 2.3.

“Company” means CWGS Enterprises, LLC, a Delaware limited liability company, and any successor thereto.

“Determination Date” for any Grantee means, in the case of an Employee, the date of termination of the Grantee’s employment by the Company or a Subsidiary thereof, whether by death or otherwise and, in the case of a Director, the date of termination of the Grantee’s engagement as a director of the Company, whether by death or otherwise.

“Director” means a member of the Board.

“Effective Date” means the date as of which this Plan is adopted by the Board.

“Employee” means any person employed by the Company or a Subsidiary of the Company.

“Governing Documents” means, with respect to any Award, the LLC Agreement, the Plan and the Award itself.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Grantee” means the recipient of a grant of a Profits Unit pursuant to an Award and such Grantee’s heirs, administrators and permitted assigns.

“Joinder Agreement” means an agreement in substantially the form attached to the LLC Agreement as Exhibit A.

“LLC Agreement” means the Company’s Limited Liability Company Agreement dated as of March 2, 2011, as from time to time amended, modified or supplemented.

“Members” means a Member of the Company pursuant to the terms of the LLC Agreement.

“Note” means a promissory note of the Company delivered in redemption of a Profits Unit substantially in the form of Exhibit A hereto. Notes are unsecured obligations of the Company and subordinate to the obligations and other liabilities of the Company and its Subsidiaries. The Notes are non-negotiable.

“Participant” means an eligible person to whom an Award is to be granted pursuant to the Plan. A Participant to whom an Award has been issued is a Grantee.

“Plan” means this CWGS Enterprises, LLC Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind.

“Redemption Value” means, with respect to Call Interests, the Fair Market Value of such Call Interests as of the applicable Determination Date, taking into account the Threshold Amount of such Call Interests.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any Person of which the Company owns, directly or indirectly, the majority of the outstanding ownership interests entitled to vote.

“Termination without Cause” means any termination of Grantee’s employment or engagement by the Company and its Subsidiaries other than for Cause (and other than due to death or disability).

“Threshold Amount” means $140 million or such other amount as may be set forth in an Award as the Threshold Amount less, in all cases, Distributions under Sections 5.1(a)(ii), (iii) and (iv) of the LLC Agreement, made by the Company to its Members after the date of such Award to the extent the Profits Units set forth in such

Award have not participated in such distribution, as a result of failure to vest or otherwise.

2.                                      Administration.

2.1                               Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)                                 to construe and interpret the Plan and apply its provisions;

(b)                                 to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)                                  to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)                                 to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(e)                                  from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(f)                                   to determine the number Profits Units to be made subject to each Award;

(g)                                  to prescribe the terms and conditions of each Award and to specify the provisions of the Award relating to such grant;

(h)                                 to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(i)                                     to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(j)                                    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

2.2                               Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the

Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

2.3                               Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

2.4                               Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

2.5                               Profits Units Subject to the Plan. Pursuant to the terms of the LLC Agreement, a total of Fifteen Thousand Five Hundred Fifty-six (15,556) Profits Units have been authorized for the grant of Awards under the Plan. Any Profits Units subject to an Award that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.

3.                                      Eligibility. Awards may be granted only to Employees and Directors.

4.                                      Profits Units.

4.1                               General. Each Profits Unit awarded under the Plan shall be evidenced by an Award. Each Profits Unit so awarded shall be subject to the terms and provisions of the Plan and the Award. The Award may set forth such terms and conditions as may be established by the Committee including, without limitation, provisions with respect to vesting and determination of the Threshold Amount. Except to the extent expressly set forth herein and in the Award, the terms and provisions of Profits Units awarded under the Plan shall be as set forth in the LLC Agreement.

4.2                               Vesting. Unless otherwise provided in Grantee’s employment or services agreement with the Company or a Subsidiary of the Company or in Grantee’s Award, Awards shall vest in four equal installments on the first four anniversaries of the Grant Date (provided that the initial Awards under the Plan to Grantees who were either a Director or Employee of the Company (a) holding such position on March 2, 2011, shall vest in four equal installments on the first four anniversaries of March 2, 2011 or (b) first holding such position after March 2, 2011, shall vest in four equal installments on the first four anniversaries of their date of hire). Upon the occurrence of the Determination Date, any Profits Units granted pursuant to the Award that have vested shall be subject to redemption by the Company as set forth in Section 4.6 below and any Profits Units granted pursuant to the Award that have not vested shall lapse and be forfeited to the Company. As a condition to the vesting of Profits Units, the Grantee shall execute and be bound by the terms of a joinder agreement substantially in the form of Exhibit A to the LLC Agreement.

4.3                               Transfers. No Profits Unit may be sold, transferred or assigned except to the estate of the Grantee or a trust of which the Grantee (or the Grantee’s immediately family members) is (are) the sole beneficiary(ies), subject to and in accordance with the provisions of Article IX of the LLC Agreement..

4.4                               Transfers Pursuant to Article IX of the LLC Agreement. In the event of any Transfer of Membership Units pursuant to the terms of Section 9.2 of the LLC Agreement, as provided in the LLC Agreement, the Board is to take such actions as it shall determine to be fair and equitable to provide the Profits Members with substantially the same economic benefits as the Common Members in any such Transfer (taking into account the applicable Distribution Thresholds with respect to each Profits Member’s

Profits Units). Each Award shall provide that the Grantee agrees to accept the economic benefits so determined by the Board and to sell, assign or transfer the Profits Units in connection with such Transfer as established by the Board.

4.5                               Exit Events. In the event of any Exit Event, all awarded Profits Units shall be subject to the terms of Article X of the LLC Agreement, and each Grantee shall comply with the requirements thereof.

4.6                               Company Call Right; Redemption. Except as otherwise provided in a Grantee’s employment or services agreement with the Company or in a Grantee’s Award:

(a)                                 Upon the occurrence of the Determination Date with respect to such Grantee, the Company shall have the right (but not the obligation) to elect, within 210 days following the Determination Date, to purchase (and in such case Grantee shall be obligated to sell to the Company) all or any portion of the outstanding vested Profits Units at the Redemption Value.

(b)                                 The vested Profits Units referred to in Section 4.6(a) are referred to as the “Call Interests”. The Company shall exercise the rights set forth in Section 4.6(a) by delivery to Grantee of a written notice (a “Call Notice”). The Call Notice shall set forth the Redemption Value and the proposed closing date of the purchase of such Call Interests; provided that such closing date shall be proposed to occur within ninety (90) days following such Call Notice. Following the delivery of a Call Notice in respect of Call Interests, Grantee shall no longer be entitled to any rights in respect of such Call Interests, including any distributions from the Company (other than the payment of the Redemption Value at such closing).

(c)                                  The determination of the Redemption Value by the Committee shall be conclusive and binding upon the Grantee provided that, if the Grantee shall disagree with the Redemption Value as determined by the Committee, Redemption Value of the vested Profits Units being redeemed shall be determined by the independent certified public accountants of the Company (the “Independent Accountant”). The Independent Accountant shall determine Redemption Value of the vested Profits Units being redeemed within 60 days after its appointment and shall be instructed to deliver to the Company and the Grantee a written report of its determination of the Redemption Value of the vested Profits Units being redeemed. The cost of the accounting services performed by the Independent Accountant shall be borne by the Grantee and shall be deducted by the Company from the Redemption Value payable hereunder, unless the Redemption Value as determined by the Independent Accountant exceeds by the greater of $250,000 or 10% the amount of the Redemption Value determined by the Committee, in which event the entire cost of the services of the Independent Accountant shall be borne by the Company.

(d)                                 At the closing of any such sale, in exchange for the payment of the Redemption Value in cash, (A) Grantee shall deliver the Call Interests, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the Company, duly executed by Grantee and accompanied by all requisite transfer taxes, if any, (B) such Call Interests shall be free and clear of any liens or encumbrances and (C) Grantee shall so represent and warrant and further represent and warrant that it is the sole beneficial and record owner of such Call Interests free and clear of any liens or encumbrance. However, if (1) the Determination Date has occurred as a result of a resignation by Grantee, or (2) the Company is not permitted to pay the entire Redemption Value in cash pursuant to the then applicable terms and conditions of the agreements governing indebtedness for borrowed money of the Company or any of its Subsidiaries or the Company is subject to liquidity constraints as reasonably determined in good faith by the Committee, then the Company shall have the option in its discretion (or shall be required in the case of the immediately preceding clause (2)) to settle its obligations to purchase all or any portion of the Call Interests by delivery to Grantee at the closing of the purchase of such Call Interests of a Note in the principal amount of the Redemption Value of the Call Interests on the proposed closing date (or, if later, within 30 days of the final determination of the Redemption Value).

4.7                               Termination for Cause. Upon the occurrence of a Determination Date resulting from a termination by the Company and its Subsidiaries for Cause with respect to a Grantee, all Profits Units granted to that Grantee, whether vested or unvested, shall, on the Determination Date, lapse and be forfeited to the Company without any consideration therefor.

4.8                               Legend. Each certificate, if any, representing Profits Units awarded under the Plan may bear a legend in such form as the Company deems appropriate.

5.                                      Adjustments upon Changes in Membership Interests. In the event of changes in the outstanding Membership Interests or in the capital structure of the Company by reason of any extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Awards will be equitably adjusted or substituted, as to the number or percentage of a share of total Membership Interests or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. The Company shall give each Grantee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

6.                                      Amendment of the Plan and Awards.

6.1                               Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan.

6.2                               No Impairment of Rights. Rights of a Grantee under any Award granted before amendment of the Plan shall not be adversely affected by any amendment of the Plan unless (a) the Company requests the consent of such Grantee and (b) such Grantee consents in writing.

6.3                               Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not effect any amendment which would otherwise adversely affect the rights of a Grantee under any Award unless (a) the Company requests the consent of such Grantee and (b) such Grantee consents in writing.

7.                                      General Provisions.

7.1                               Forfeiture Events. The Committee may specify in an Award that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants applicable to the Grantee, a termination of the Grantee’s employment for cause, or other conduct by the Grantee that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

7.2                               Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.3                               Other Provisions. The Awards authorized under the Plan may contain such other provisions not inconsistent with this Plan as the Committee may deem advisable.

7.4                               Section 83(b). Unless otherwise determined by the Board of Directors, it shall be a condition subsequent to any Grantee’s receipt of any Profits Units that such Grantee make an election under Section 83(b) of the Code within thirty days of the award of such Profits Units.

7.5                               Withholding Taxes. The Company may withhold from any payment to be made under this Plan (and transmit to the proper taxing authority) such amount as it may be required to withhold under any federal, state or other law.

7.6                               Administration. The Company and its executive officers shall have full power to interpret, construe and administer this Plan and any Award, including authority to determine any dispute or claim with respect thereto. The determination of the Company in any matter, made in good faith, shall be binding and conclusive upon the Grantee and all other persons having any right or benefit hereunder.

7.7                               Affiliate Performance. Any of the obligations of the Company hereunder may be performed by an affiliate of the Company and such performance by an affiliate shall be deemed to satisfy any such obligation of the Company hereunder.

7.8                               Expenses. The costs of administering the Plan shall be paid by the Company, except as otherwise specifically provided herein.

7.9                               Severability. If any of the provisions of the Plan or any Award is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

7.10                        Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

7.11                        Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Awards.

7.12                        Effective Date of Plan. The Plan shall be effective as of the Effective Date.

8.                                      Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.